Exhibit 23(b)


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McDonnell Douglas Corporation on Form S-3 of our reports dated January 23, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington

June 23, 1997